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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-76288, 333-26817, 333-40051) of Dominion Homes, Inc. of our report dated June 1, 2001 relating to the financial statements and schedule of Dominion Homes, Inc. Retirement Plan and Trust, which appear in this Form 11-K.


/s/  PricewaterhouseCoopers LLP

Columbus, Ohio
June 27, 2001




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